EXHIBIT 5

                                  Form of Application




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                   FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION

            Please complete and sign this application and return it in the enclosed postage paid envelope. Please take a moment to review the application to make sure all sections are completed and you have signed where indicated.

            Thank You!
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                                 Have Questions?
                                    Call Us!

                             Annuity Service Center
                                 1-800-XXX-XXXX

                     6:30am - 4:00 pm, Monday-Friday Mountain Standard Time












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 1. Who will own the  annuity?  The Owner is the person  entitled  to all rights under the annuity. If the Owner is a Trust, additional forms may be required and certain restrictions may apply. Call the Annuity Service Center at 1-800-XXX-XXXX for assistance.
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   Name (First/Middle/Last)


   Home Address


   City             State         Zip



Birth Date                  Male/Female


Social Security/Tax I.D. Number

(   )                  (   )
Daytime Telephone Number                  Evening Telephone Number



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 2. Who will be the Joint Owner?  This is  optional,  and only a spouse may be a
 Joint Owner of this annuity.
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   Name (First/Middle/Last)


   Home Address


   City             State         Zip



Birth Date                  Male/Female


Social Security/Tax I.D. Number

(   )                  (   )
Daytime Telephone Number                  Evening Telephone Number



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3.
Primary Annuitant. The Annuitant is the person on whose life the annuity payments are based. The Annuitant must be age 90 or younger. If the Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.
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     Same as Owner    or         The person listed below


   Name (First/Middle/Last)


   Home Address


   City             State         Zip




Birth Date                  Male/Female


Social Security/Tax I.D. Number

(   )                  (   )
Daytime Telephone Number                  Evening Telephone Number



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4.  Contingent  Annuitant.  This is optional.  The  Contingent  Annuitant is the person who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant must be age 90 or younger. If the Contingent Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.

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     Same as Owner    or           The person listed below


   Name (First/Middle/Last)


   Home Address


   City             State         Zip




Birth Date                  Male/Female


Social Security/Tax I.D. Number

(   )                  (   )
Daytime Telephone Number                  Evening Telephone Number




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         FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION (continued)
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5. Beneficiary(ies). Who would you like to receive the benefits payable upon the death of the Owner or Annuitant (as applicable)? You may name a person, a trust,
a  charity,  or  other  entity  as  Beneficiary.   You  may  name  one  or  more
Beneficiaries, indicating the percentage for each (whole percentages only). If you need additional space, please use a separate sheet.

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   Name  (First/Middle/Last)           Social Security No.        Birth Date
   Percentage


   Name  (First/Middle/Last)           Social Security No.        Birth Date
   Percentage


   Name  (First/Middle/Last)           Social Security No.        Birth Date
   Percentage

   Must = 100%

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 6. Citizenship  Status.  Is each individual named on this application a citizen of the United States?
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 YES                  NO   If "No" give details below.

Name(s)                                             Country of Legal Residence
   Country of Citizenship


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 7. When would you like periodic  withdrawals or annuity  payments to begin?  If you want payments to begin on a certain date, indicate the month and year. If no date is indicated, annuity payments will begin on the first day of the month of the Annuitant's 91st birthday.
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   I would like the payments to begin on (month)           (year)      Periodic
Withdrawals  OR
                                                           Annuity Payments

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 8.  You  must  meet  one of the  following  criteria  to be  eligible  for this coverage.
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                     I am a member of AICPA.              (AICPA Member
number:                   .)
                      I am the spouse of an AICPA member.   (AICPA Member
number:                        .)
                    I am an active, full time employee of the AICPA.


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 9. How will you pay for this annuity?  Minimum initial  contribution is $5,000, or $1,000 if paid through an Automatic Contribution Plan. Subsequent minimum contributions are $500, $100 if paid through an Automatic Contribution Plan. To establish an Automatic Contribution Plan, please call the Annuity Service Center for appropriate forms.
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  Check is attached.  (Make check payable to Great-West Life & Annuity Insurance
Company)

 Transfer the entire balance from my existing annuity or life insurance policy. (Complete enclosed Replacement forms.)


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 10. Compliance  Information.  The Securities Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your investment selections are suitable given your objectives and financial situation. Please answer the following questions relating to the suitability of your investment choices.
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 Overall Investment Objective
 Capital Preservation
 Income
 Growth
 Speculation

 Federal Income Tax Bracket
 15%
 28%
 31% or more

 Annual Income
 Under $15,000
 $15,000 to $24,999
 $25,000 to $49,999
 $50,000 to $99,999
 $100,000 or more

 Liquid Net Worth
 Under $15,000
 $15,000 to $49,999
 $50,000 to $99,999
 $100,000 or more

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           FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION (continued)
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11. How would you like to  allocate  your  payment?  You may  either  choose one investment option from the list below or combine your payment among several. Please write the name of each investment option you choose and indicate the whole percentage of your contribution for each investment option you select.

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NOTE: If no allocation is given, all  contributions  will be placed in the Maxim
Money  Market  Fund
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until we receive further instructions.
 Name     of  Investment  Option                              Allocation %

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                                                               %
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                                                                         %
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                                                                         %
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                                                                         %
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                                                                         %
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    TOTAL                                                            =100%
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                                   INVESTMENT DIVISIONS


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Investment Objective
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Aggressive Growth

Growth

International

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Index
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Equity Income
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Balanced

Bond
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Money Market

Eligible Investment Options
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Nueberger & Berman AMT Patners Fund
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Maxim Growth Fund

Templeton Variable Product Series International Fund

Dreyfus Stock Index

Maxim T. Rowe Equity-Income Fund

Maxim Invesco Balanced

Janus Aspen Flexible Income

Maxim Money Market


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 12.  Signatures    Please send me a copy of the  Statement of  Additional
 Information to the prospectus.
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I   understand  that I am  applying  for a Flexible  Premium  Variable  Deferred
    Annuity, Contract Form J438, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief. I acknowledge receipt of the prospectus for the variable annuity contract. I believe the contract is suitable for my retirement and insurance needs.

    I understand that all amounts are based on the investment experience of the annuity account value and are not guaranteed as to amount; they are variable and may increase or decrease accordingly.

    I hereby direct that my telephone instructions to the Annuity Service Center be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


      Owner's Signature                         Date


      Joint Owner's Signature (if applicable)   Date

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   For Internal Use Only

   Licensed Representative          Rep Code              Source Code      Date


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